Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

EXTENSION PROMISSORY NOTE

Dated as of July 19, 2023 Effective as of December 9, 2022

Principal Amount: $2,530,000.00	Hergiswil Nidwalden, Switzerland

Genesis Growth Tech Acquisition Corp., a Cayman Islands exempted company with limited liability and blank check company (the “Maker”), promises to pay to the order of Genesis Growth Tech LLC, a Cayman Islands limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of two million five hundred and thirty thousand dollars and no cents ($2,530,000.00) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker, without setoff or counterclaim, to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Maturity. The principal balance of this Note shall be due and payable by the Maker on the earlier of (such date, the “Maturity Date”), subject to Section 13 below:

(a) written demand by the Payee; and

(b) the date of the liquidation of Maker.

The Payee understands that if a business combination is not consummated, this Note will be repaid solely to the extent that the Maker has funds available to it outside of the trust account (the “Trust Account”) established in which the proceeds of the initial public offering (“the “IPO”) conducted by the Maker (including the deferred underwriters’ discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement that occurred prior to the closing of the IPO were deposited, as described in greater detail in Maker’s Registration Statement on Form S-1 (333-261248) filed with the Securities and Exchange Commission in connection with the IPO (the “Registration Statement”), and that all other amounts will be forfeited, eliminated or otherwise forgiven. Under no circumstances shall any individual, including but not limited to any officer, director, employee or stockholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Interest. This Note shall bear no interest.

3. Application of Payments. All payments received by Payee pursuant to this Note shall be applied first to the payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, and then to the reduction of the unpaid principal balance of this Note.

4. Use of Proceeds. The amount owed by the Maker to the Payee hereunder represents $2,530,000 in cash which was paid by the Payee to the Maker, and deposited into the Trust Account on December 9, 2022 (to facilitate the completion of the Maker’s initial business combination), to extend the date by which the Maker was required to complete a business combination by three months from December 13, 2022 to March 13, 2023 (which date has since been further extended).

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay any principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein or in the documents evidencing the same to the contrary.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c) hereof, the unpaid principal balance of this Note, and all other amounts payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Enforcement Costs. In case any principal of this Note is not paid when due, Maker shall be liable for all costs of enforcement and collection of this Note incurred by the Payee and any other Holders, including but not limited to reasonable attorneys’ fees and expenses.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder. Any failure of the Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Payee may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail. Notices shall be sent to the principal business location of each of Maker or Payee, as applicable, as may be designated from time to time by one party to the other.

12. Construction; Governing Law; Venue; Waiver Of Jury Trial; Etc. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SWITZERLAND, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, but subject to the following sentence of this Section 13, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. Notwithstanding the foregoing, the Payee does not waive any Claims and does not waive its rights to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for distributions of remaining funds released to the Maker from the Trust Account following redemptions or other distributions to the Maker’s public stockholders.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and Payee.

16. Assignment. This Note binds and is for the benefit of the successors and permitted assigns of the Maker and the Payee. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Genesis Growth Tech Acquisition Corp.
a Cayman Islands exempted company

/s/ Eyal Perez
Name:	Eyal Perez
Title:	Chief Executive Officer

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